Exhibit 99.1

Solar Capital Ltd. Agrees to Acquire Crystal Financial LLC

NEW YORK--(BUSINESS WIRE)--December 17, 2012--Solar Capital Ltd. (NASDAQ:SLRC) (“Solar Capital”) today announced that it has entered into a definitive agreement, dated December 17, 2012, with SSP Energy Ltd., Quartz Managers LLC and Quantum Strategic Partners Ltd. to acquire Crystal Capital Financial Holdings LLC (“Crystal Financial”), a commercial finance company focused on providing asset-based and other secured financing solutions. Crystal Financial’s management team, including while at prior businesses, has underwritten and closed more than $20 billion of transactions for its clients since 1993.

Solar Capital expects to invest approximately $275 million to effect the acquisition. The current management team of Crystal Financial has committed to lead Crystal Financial going forward and will also make a meaningful investment as part of the transaction. Solar Capital expects that its acquisition of Crystal Financial will be immediately accretive to net investment income.

Crystal Financial currently oversees a directly originated and underwritten, diversified portfolio of 23 loans having a total par value of approximately $400 million at November 30, 2012. Solar Capital believes that Crystal Financial’s business of assisting issuers with unique financing needs offers the potential for attractive returns irrespective of economic or debt capital market conditions.

Solar Capital expects to fund its investment in Crystal Financial with available liquidity, including borrowings under Solar Capital’s existing credit facilities. Solar Capital’s investment, together with Crystal Financial’s current available liquidity under its $275 million credit facility, provides Crystal Financial with significant growth capital. Crystal Financial’s credit facility is expected to have approximately $145 million of borrowings outstanding at closing and is non-recourse to Solar Capital.

Post-closing, Solar Capital expects Crystal Financial to be treated as a pass-through entity for tax purposes and to distribute a substantial portion of its current earnings to Solar Capital on a quarterly basis. Solar Capital expects its investment in Crystal Financial to generate a cash yield consistent with other assets in its portfolio.

“We believe that Crystal Financial offers a compelling opportunity for us to invest in an established business whose management team has an exceptional track record,” said Michael Gross, Chairman and CEO of Solar Capital. “We have known the Crystal Financial management team over the course of our careers and have confidence in their long-term strategy for prudently growing their business.”

“We believe that this portfolio company investment offers a highly attractive and diversified senior secured risk-return profile for Solar Capital,” said Bruce Spohler, Chief Operating Officer of Solar Capital. “We expect that our Crystal Financial investment will move us toward our target debt-to-equity ratio while increasing Solar Capital’s net investment income.”

“We are excited about our new relationship with Solar Capital and the growth opportunities it presents,” said Ward Mooney, Chief Executive Officer of Crystal Financial LLC. “Solar Capital’s stable, long-term funding will enhance our ability to provide innovative financing solutions to our clients. The continued independence of our business operations will allow us to remain committed to the core values that have defined our long-term, collaborative partnerships with clients.”

The acquisition is subject to customary closing conditions, including the expiration of the applicable waiting period under the Hart Scott Rodino Act, and is expected to close prior to year end. Deutsche Bank Securities Inc. acted as financial advisor to Crystal Financial for the transaction.

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1 Past results, either on the part of Solar Capital or Crystal Financial, are not necessarily indicative of future performance or earnings levels at either entity, and results may vary substantially from period to period as a result of a number of factors. See “Forward-Looking Statements” below.

ABOUT CRYSTAL FINANCIAL LLC

Crystal Financial LLC is a commercial finance company that primarily originates and underwrites asset-based and other secured custom solutions for clients that operate across diverse industries. Crystal Financial is headquartered in Boston, Massachusetts, with satellite offices in Chicago, Atlanta, and Los Angeles. The firm’s Chief Executive Officer, Ward Mooney, and Chief Credit Officer, Michael Pizette, each have over 20 years of specialty lending experience.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Solar Capital invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Solar Capital and Crystal Financial operate in a very competitive and rapidly changing environment, in which new risks emerge from time to time. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: (i) Crystal Financial’s ability to maintain its historical financial performance, (ii) departures of key members of the Crystal Financial management team following closing, and (iii) material adverse changes to the portfolio of assets held by Crystal Financial as of or following the closing. For a more detailed discussion of factors related to Solar Capital’s business, see the information under the captions "Risk Factors" in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Solar Capital undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Richard Pivirotto, 212-994-8543